Exhibit 99.1

170 Southport Drive

Morrisville, North Carolina 27560

(919) 468-0399

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 13, 2025

To the Shareholders of Charles & Colvard, Ltd.:

Notice is Hereby Given that the 2025 Annual Meeting of Shareholders of Charles & Colvard, Ltd. (the “Company”) will be held at the principal executive offices of the Company located at 170 Southport Drive, Morrisville, North Carolina 27560, on Monday, October 13, 2025, at 9:30 a.m., Eastern Time and via live audio webcast on the Internet. If your shares are held of record by a broker, bank, or other nominee, you can vote ahead of time by using the instructions provided by such broker, bank or other nominee. If you are a registered shareholder, you can vote ahead of time by visiting www.voteproxy.com and following the on-screen instructions. You will be able to attend the Annual Meeting and vote via live audio webcast on the Internet by visiting https://meetings.lumiconnect.com/200-399-183-360, entering the password: charlescolvard2025, and entering the control number provided on the attachment to this Notice. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain, in advance, a “legal proxy” issued in your name from that record holder reflecting the number of shares of the Company’s common stock that you held as of the record date, your name and email address, unless you previously obtained a legal proxy from your bank, broker or other nominee. You must then submit a request for registration to Equiniti by email to proxy@equiniti.com. Requests for registration must be labeled as “Legal Proxy” and be received by Equiniti no later than 5:00 p.m. Eastern Time on October 6, 2025. Obtaining a legal proxy may take several days, or longer, and shareholders are advised to register as far in advance as possible. Shareholders registered with Equiniti will receive a control number and may access the Annual Meeting as described above for shareholders of record.

As disclosed in our Current Report on Form 8-K filed with the Securities & Exchange Commission (the “SEC”) on August 15, 2025, on August 13, 2025, North Carolina Chief Business Court Judge Michael L. Robinson entered an Order directing the Company to hold its Annual Meeting on Monday October 13, 2025 (the “Order”). The only matter to be considered and put to a vote of shareholders at the Annual Meeting shall be election of the members of the Company’s Board of Directors. According to the Order, for purposes of this Annual Meeting only, the number of shares represented by shareholders who appear at the Annual Meeting, in person or by proxy, will represent a quorum. Therefore, your vote could be very important.

As noted above, the purpose of the meeting is to elect five nominees to the Board of Directors. The Company’s director nominees consist of existing directors Ruten Bhanderi, Anne M. Butler, Neal Goldman, Don O’Connell and James Tu. RiverStyx Fund, LP, which (according to its Schedule 13D/A filed with the SEC on September 2, 2025) beneficially owns approximately 5.19% of the Company’s outstanding common stock, has nominated Ben Franklin, Michael R. Levin and Lloyd M. Sems, and Duc Pham, who (according to his Schedule 13D filed with the SEC on August 27, 2025) beneficially owns approximately 6.71% of our outstanding common stock, has nominated himself.

Our stock transfer books will not be closed. A list of the shareholders entitled to vote at the Annual Meeting may be examined at our principal executive office at 170 Southport Drive, Morrisville, North Carolina 27560 during ordinary business hours beginning two business days after the date this notice of the Annual Meeting is mailed through the date of the Annual Meeting for any purposes related to the meeting. The Board of Directors has fixed the close of business on August 29, 2025 as the record date for the determination of shareholders entitled to vote at the meeting and any adjournments or postponements thereof, provided that our Board of Directors may fix a new record date for an adjourned meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

James Tu
Chairman of the Board of Directors

September 12, 2025

You are cordially invited to attend the Annual Meeting in person or via live audio webcast. SEC rules prevent us from providing you a proxy or information statement for the meeting or soliciting proxies unless we have provided shareholders an annual report including audited financial statements for the year ended June 30, 2025, which are not yet available due to the court-ordered timing of the Annual Meeting based on RiverStyx’s petition to the court. Only record holders of our stock as of the close of business on August 29, 2025 can vote. If your shares are held of record by a broker, bank, or other nominee, you can vote ahead of time by using the instructions provided by such broker, bank or other nominee. If you are a registered shareholder, you can vote ahead of time by visiting www.voteproxy.com and following the on-screen instructions. You will be able to attend the Annual Meeting and vote via live audio webcast on the Internet by visiting https://meetings.lumiconnect.com/200-399-183-360, entering the password: charlescolvard2025, and entering the control number provided on the attachment to this Notice. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain, in advance, a “legal proxy” issued in your name from that record holder reflecting the number of shares of the Company’s common stock that you held as of the record date, your name and email address, unless you previously obtained a legal proxy from your bank, broker or other nominee. You must then submit a request for registration to Equiniti by email to proxy@equiniti.com. Requests for registration must be labeled as “Legal Proxy” and be received by Equiniti no later than 5:00 p.m. Eastern Time on October 6, 2025. Obtaining a legal proxy may take several days, or longer, and shareholders are advised to register as far in advance as possible. Shareholders registered with Equiniti will receive a control number and may access the Annual Meeting as described above for shareholders of record.